Exhibit 77(q)(1)(a)(5)



                     AMENDMENT NO. 13 TO TRUST INSTRUMENT OF
                          ING VARIABLE INSURANCE TRUST

    Establishment and Designation of Series of Shares of Beneficial Interest

                             Effective: June 3, 2004


     THIS AMENDMENT NO. 13 TO THE TRUST INSTRUMENT OF ING VARIABLE INSURANCE TRUST, a Delaware business trust (the "Trust"), dated July 15, 1999, as amended (the "Trust Instrument"), reflects resolutions adopted by the Board of Trustees on June 3, 2004, with respect to ING GET U.S. Core Portfolio - Series 9, a new series of the Trust acting pursuant to Article II, Section 2.6 and Article XI,
Section 11.8 of the Trust Instrument of the Trust. The resolution serves to establish and designate the series.

                                                       Exhibit 99.77(q)(1)(a)(5)



                          ING VARIABLE INSURANCE TRUST

                             SECRETARY'S CERTIFICATE

     I, Huey P. Falgout, Jr., Secretary of ING Variable Insurance Trust (the

"Trust"), do hereby certify that the following is a true copy of a resolution duly adopted by the Board of Trustees of the Trust at a meeting held on June 3,

2004 with regard to the designation of a new series of the Trust:



     RESOLVED, that pursuant to Article II, Section 2.6 and Article XI, Section
11.8 of the Trust Instrument, dated July 15, 1999, as amended (the "Trust Instrument") of ING Variable Insurance Trust ("IVIT"), the establishment of additional separate series designated as ING GET U.S. Core Portfolio - Series 7, ING GET U.S. Core Portfolio Series - 8 and ING GET U.S. Core Portfolio Series - 9 be, and each hereby is, approved and the officers of IVIT be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver Amendments to the Trust Instrument to establish each series, to be effective on a date deemed appropriate by the officers of IVIT.


                                            ------------------------------------
                                            Huey P. Falgout, Jr.
                                            Secretary



Dated: July 12, 2004